Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-173114, No. 333-163929, No. 333-19011, No. 333-71373, No. 333-42276, No. 333-45534, No. 333-73652, No. 333-89176, No. 333-141458, and No. 333-184701) and on Form S-3 (No. 333-175419, No. 333-160577, No. 333-182462, No. 333-184702 and No. 333-184703) of MicroVision, Inc. of our report dated March 8, 2012 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
March 13, 2013